UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 3, 2007
Parallel Petroleum Corporation

(Exact name of registrant as specified in its charter)
Delaware

(State or other jurisdiction of incorporation)

0-13305	75-1971716

(Commission file number)	(IRS employer identification number)

1004 N. Big Spring, Suite 400, Midland, Texas	79701

(Address of principal executive offices)	(Zip code)
(432) 684-3727

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
On December 3, 2007, Parallel Petroleum Corporation (“Parallel”) entered into an Underwriting Agreement with Jefferies & Company, Inc. (the “Underwriting Agreement”) providing for the sale of 3,000,000 shares of Parallel’s common stock at an initial public offering price of $18.50. The transactions contemplated by the Underwriting Agreement are expected to close on December 6, 2007.
The offering is being made pursuant to an existing and effective shelf registration statement filed on Form S-3 (File No. 333-146775) with the Securities and Exchange Commission, as supplemented by a final prospectus supplement dated December 3, 2007 filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended. The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K.
Item 8.01. Other Events
The opinion of Lynch, Chappell & Alsup, P.C. regarding the validity of the common stock issued pursuant to the offering of shares of common stock described in Item 1.01 is filed as Exhibit 5.1 hereto.
On December 4, 2007, Parallel issued a press release announcing the common stock offering described herein. Attached hereto as Exhibit 99.1 is the press release issued by Parallel on December 4, 2007.
Item 9.01. Financial Statements and Exhibits.
(c)	Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement dated December 3, 2007.

5.1	Opinion of Lynch, Chappell & Alsup, P.C. dated December 3, 2007.

23.1	Consent of Lynch, Chappell & Alsup, P.C. (included in its opinion filed as Exhibit 5.1).

99.1	Press Release dated December 4, 2007.
* * * * *

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARALLEL PETROLEUM CORPORATION
Date: December 5, 2007

By:	/s/ Larry C. Oldham
Larry C. Oldham, President

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement dated December 3, 2007.

5.1	Opinion of Lynch, Chappell & Alsup, P.C. dated December 3, 2007.

23.1	Consent of Lynch, Chappell & Alsup, P.C. (included in its opinion filed as Exhibit 5.1).

99.1	Press Release dated December 4, 2007.